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Exhibit 21.1

State or Other Jurisdiction of Incorporation
Name of Subsidiaries of The Travelers Companies, Inc.
Travelers Property Casualty Corp.	Connecticut
Constitution Plaza, Inc.	Connecticut
Travelers Insurance Group Holdings Inc.	Delaware
The Standard Fire Insurance Company	Connecticut
Standard Fire Properties, LLC	Delaware
Bayhill Restaurant II Associates	California
Standard Fire UK Investments, LLC	Delaware
The Automobile Insurance Company of Hartford, Connecticut	Connecticut
Auto Hartford Investments LLC	Delaware
Travelers Personal Security Insurance Company	Connecticut
Travelers Property Casualty Insurance Company	Connecticut
Travelers Personal Insurance Company	Connecticut
Travelers Texas MGA, Inc.	Texas
The Travelers Indemnity Company	Connecticut
Arch Street North LLC	Delaware
Gulf Underwriters Insurance Company	Connecticut
Select Insurance Company	Texas
Travelers Casualty and Surety Company of Europe, Limited	United Kingdom
Gulf Underwriting Limited	United Kingdom
Countersignature Agency, Inc.	Florida
First Floridian Auto and Home Insurance Company	Florida
First Trenton Indemnity Company	Connecticut
Travelers Distribution Alliance, Inc.	Delaware
Travelers Indemnity U.K. Investments LLC	Connecticut
The Charter Oak Fire Insurance Company	Connecticut
Commercial Guaranty Insurance Company	Delaware
Jupiter Holdings, Inc.	Minnesota
American Equity Insurance Company	Arizona
American Equity Specialty Insurance Company	Connecticut
Northland Insurance Company	Connecticut
Northfield Insurance Company	Iowa
Northland Casualty Company	Connecticut
Northland Risk Management Services, Inc.	Minnesota
The Phoenix Insurance Company	Connecticut
Constitution State Services LLC	Delaware
Phoenix UK Investments LLC	Delaware
The Travelers Indemnity Company of America	Connecticut
The Travelers Indemnity Company of Connecticut	Connecticut
Travelers Property Casualty Company of America	Connecticut
The Premier Insurance Company of Massachusetts	Massachusetts
The Travelers Home and Marine Insurance Company	Connecticut
The Travelers Lloyds Insurance Company	Texas
Travelers Marine, LLC	Delaware
TPC UK Investments LLC	Delaware
TravCo Insurance Company	Connecticut
Travelers Commercial Casualty Company	Connecticut
TPC Investments Inc.	Connecticut
Travelers (Bermuda) Limited	Bermuda

State or Other Jurisdiction of Incorporation
Travelers Casualty and Surety Company	Connecticut
AE Development Group, Inc.	Connecticut
Farmington Casualty Company	Connecticut
Travelers MGA, Inc.	Texas
Travelers Casualty and Surety Company of America	Connecticut
Travelers Casualty Insurance Company of America	Connecticut
Travelers Casualty Company of Connecticut	Connecticut
Travelers Casualty UK Investments, LLC	Delaware
Travelers Commercial Insurance Company	Connecticut
Travelers Excess and Surplus Lines Company	Connecticut
Travelers Lloyds of Texas Insurance Company	Texas
Travelers Guarantee Company of Canada	Canada
St. Paul Fire and Marine Insurance Company	Connecticut
St. Paul Mercury Insurance Company	Connecticut
St. Paul Guardian Insurance Company	Connecticut
St. Paul Fire and Casualty Insurance Company	Wisconsin
St. Paul Surplus Lines Insurance Company	Delaware
Athena Assurance Company	Connecticut
St. Paul Medical Liability Insurance Company	Connecticut
Northbrook Holdings, Inc.	Delaware
Discover Property & Casualty Insurance Company	Illinois
St. Paul Protective Insurance Company	Illinois
350 Market Street, LLC	Delaware
United States Fidelity and Guaranty Company	Connecticut
Fidelity and Guaranty Insurance Underwriters, Inc.	Wisconsin
Fidelity and Guaranty Insurance Company	Iowa
Discover Specialty Insurance Company	Illinois
Camperdown Corporation	Delaware
St. Paul London Properties, Inc.	Minnesota
TCI Global Services, Inc.	Delaware
SPC Insurance Agency, Inc.	Minnesota
Travelers Management Limited	United Kingdom
Travelers Insurance Company Limited	United Kingdom
Travelers London Limited	United Kingdom
F&G U.K. Underwriters Limited	United Kingdom
SPAL Pension Trustees Limited	United Kingdom
Peacockgrange Limited	United Kingdom
Travelers Syndicate Management Limited	United Kingdom
Travelers Asia Pte. Ltd.	Singapore
Aprilgrange Limited	United Kingdom
Travelers Underwriting Agency Limited	United Kingdom

        The names of particular subsidiaries have been omitted because, considered in the aggregate as a single subsidiary, they would not constitute, as of the end of the year covered by this report, a "significant subsidiary" as that term is defined in Rule 1-02(w) of Regulation S-X under the Securities Exchange Act of 1934. In addition to what is listed above, the Company has a 43.4% interest in J. Malucelli Participações em Seguros e Resseguros S.A, a Brazilian company, which has three direct wholly-owned Brazilian subsidiaries—J. Malucelli Seguradora S.A., J. Malucelli Resseguradora S.A. and J. Malucelli Seguros S.A. (name pending approval by SUSEP—formerly named JMalucelli Seguradora de Crédito S.A.)—and one indirect wholly-owned Brazilian subsidiary, J. Malucelli Controle de Riscos Ltd.

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  Exhibit 21.1